Pro Forma Financial Information.

Unaudited Condensed Combined Pro Forma Balance Sheet as of December 31, 2007
Unaudited Condensed Combined Pro Forma Statement of Operations for the Three Month Period Ended November 30, 2007 and the Year Ended August 31, 2007
Notes to Unaudited Condensed Combined Pro Forma Financial Statements

Unaudited Condensed Combined Pro Forma Financial Information

On January 23, 2008, Lightview, Inc. (the “Registrant” or “Lightview”) merged with and into Geeks On Call Holdings, Inc., a Delaware corporation, for the purpose of changing its state of incorporation to Delaware from Nevada (the “Reincorporation”), all pursuant to a Certificate of Ownership and Merger dated January 23, 2008 and filed with the Secretary of State of Delaware. Under the terms of the Certificate of Ownership and Merger, each share of Lightview capital stock was exchanged for 1.43333333 shares of Geeks On Call Holdings, Inc.’s common stock (with fractional shares rounded up to the nearest whole share). Geeks On Call Holdings, Inc. was the surviving entity and effective January 23, 2008, the Registrant changed its name from Lightview, Inc. to Geeks On Call Holdings, Inc. (the “Company” or “Holdings” or “Registrant”).

Effective with the Reincorporation, the shareholders of Lightview returned an aggregate of 3,500,000 shares of common stock to Lightview which were canceled and replaced for an aggregate of 5,016,667 shares of the Company’s common stock.

On February 8, 2008, the Company, entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) by and among the Company, Geeks On Call America, Inc., a privately held Delaware corporation (“Geeks”) and Geeks On Call Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of the Company (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub mergered with and into Geeks and Geeks, as the surviving corporation, became a wholly-owned subsidiary of the Company.

The Registrant is an inactive publicly registered corporation with no significant operations. For accounting purposes, Geeks shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, Geeks is the acquiring entity in accordance with Financial Accounting Standards No. 141, “Business Combinations”. The accumulated deficit of Geeks will be carried forward after the completion of the Merger. Operations prior to the Merger will be those of Geeks. Upon the completion of the Merger, the Company adopted the fiscal year of Geeks as the acquiring entity.

Effective with the Merger Agreement, the majority owners of the Company returned an aggregate of 2,866,667 shares of common stock (of a total of 5,016,667 shares) to the Company which has been cancelled and all of the Geeks outstanding shares owned by the Geeks shareholders were exchanged for an aggregate of 8,000,000 shares of the Company’s common stock. Upon completion of the foregoing transactions, the Company had an aggregate of 10,150,000 shares of common stock issued and outstanding.

The unaudited condensed combined pro forma statements of operations are presented combining Geeks’ condensed statement of operations for the year ended August 31, 2007 and Geeks’ unaudited condensed statement of operations for the three months ended November 30, 2007 with the Company’s condensed statement of operations for the year ended December 31, 2007 and the unaudited condensed statement of operations for the three-month period ended December 31, 2007, respectively assuming the transaction occurred on September 1, 2006 as the Company adopted the fiscal year of Geeks upon the completion of the merger. The unaudited condensed combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on December 31, 2007 and combines Geeks’ unaudited condensed balance sheet as of November 30, 2007 with the Company’s condensed balance sheet as of December 31, 2007.

The unaudited condensed combined pro forma financial data and the notes thereto should be read in conjunction with each of the Registrant’s and Geeks’ historical financial statements. The unaudited condensed combined pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited condensed combined pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited condensed combined pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Geeks (including notes thereto) included in this Form.

GEEKS ON CALL HOLDINGS, INC. UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET DECEMBER 31, 2007

ASSETS
	Lightview As of	Geeks As of	Pro Forma Adjustments				Pro Forma Combined
	December 31, 2007	November 30, 2007
Current Assets:
Cash and equivalents	$4,278	$105,501	2,441,400		(8)		$2,551,179
Accounts receivable, net	-	330,184					330,184
Notes receivable, current portion	-	125,869					125,869
Prepaid expenses	71	278,862					278,933
Total current assets	4,349	840,416	2,441,400				3,286,165

Property and equipment, net	-	490,038					490,038

Other Assets:
Deposits	-	1,784					1,784
Notes receivable, long term portion	-	427,936					427,936
Trademarks, net	-	8,361					8,361
Total other assets	-	438,081					438,081

	$4,349	$1,768,535	$2,441,400				$4,214,284

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:

Accounts Payable and Accrued Liabilities	$7,428	$1,620,132	$(56,574)		(2)		$1,570,986
Line of credit	-	200,000					200,000
Obligation under capital lease, current portion	-	40,432					40,432
Deferred franchise and initial advertising fees	-	168,531					168,531
Note payable	-	-	110,000		(2)		110,000
Due to Director and Shareholder	130	-					130
Total current liabilities	7,558	2,029,095	53,426				2,090,079

Long term Debt:
Obligation under capital lease, long term portion	-	53,909					53,909

Shares subject to mandatory redemption	-	685,000	(685,000)		(2)		-
Deferred rent expense	-	51,147					51,147
Total liabilities	7,558	2,819,151	(631,574)				2,195,135

Stockholders’ equity (deficit):
Preferred stock, par value $0.001 per share; 5,000,000 shares authorized, no shares issued and outstanding	-	-					-
Preferred stock Class B, no par value; 167,300 shares authorized, 160,404 shares issued and outstanding	-	2,195,487	(2,195,487)		(2)		-
Preferred stock Class C, no par value; 128,870 shares authorized, 119,784 shares issued and outstanding	-	758,014	(758,014)		(2)		-
Common stock $.001 par value; 100,000,000 shares authorized, 13,150,000 shares issued and outstanding on pro-forma basis	3,500	-	1,517 8,000 (2,867) 3,000		(1 (4 (7 (8	) ) ) )	13,150
Common stock, no par value, authorized 5,000,000 shares, 2,224,710 shares issued and outstanding	-	1,851,153	3,583,412 (5,995 (65,209 (5,363,361	) ) )	(2 (3 (5 (6	) ) ) )	-
Additional paid-in-capital	58,500	-	(1,517) (8,000) 5,363,361 2,867 2,438,400		(1 (4 (6 (7 (8	) ) ) ) )	7,853,611
Accumulated Deficit	(65,209)	(5,855,270)	1,663		(2)		(5,847,612)
			5,995		(3)
			65,209		(5)
Total stockholders’ equity (deficit)	(3,209)	(1,050,616)	3,072,974				2,019,149

	$4,349	$1,768,535	$2,441,000				$4,214,284

See accompanying notes to the unaudited condensed combined financial statements

GEEKS ON CALL HOLDINGS, INC. UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007

	Lightview Three months ended December 31, 2007	Geeks Three Months ended November 30, 2007	Pro Forma Adjustments		Pro Forma Combined

Revenues	$-	$1,605,071			$1,605,071

Operating expenses:
Selling, general and administrative	10,890	978,021	(5,995)	(3)	982,916
Advertising expense	-	998,699			998,699
Depreciation and amortization	-	36,386			36,386
Total operating expenses	10,890	2,013,106	(5,995)		2,018,001
	(10,890)	(408,035)	5,995		(412,930)
Other income (loss)	-	(16,783)	10,862	(2)	(5,921)
Net income (loss) before income taxes	(10,890)	(424,818)	16,857		(418,851)
Provision for income taxes (benefit)	-	-			-
Net income (loss)	(10,890)	(424,818)	16,857		(418,851)
Preferred stock dividend	-	59,793	9,199	(2)	68,992

Net income (loss) available to common stockholders	$(10,890)	$(484,611)	$7,658		$(487,843)

Net income (loss) per common share	$(0.01)	$(0.22)			$(0.04)
(basic and assuming dilution)

Weighted average shares outstanding	3,500,000	2,224,710			13,150,000
(basic and diluted)

See accompanying notes to unaudited condensed combined financial statements

GEEKS ON CALL HOLDINGS, INC. UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007

	Lightview Year ended December 31, 2007	Geeks Year ended August 31, 2007	Pro Forma Adjustments		Pro Forma Combined
Revenues	$-	$7,107,854			$7,107,854

Operating expenses:
Selling, general and administrative Expenses	61,671	4,035,662	(5,995)	(3)	4,091,338
Advertising expense	-	3,993,017			3,993,017
Depreciation and amortization	-	170,535			170,535
Total operating expenses	61,671	8,199,214	(5,995)		8,254,890
	(61,671)	(1,091,360)	5,995		(1,147,036)
Other income (loss)	-	(56,294)	10,862	(2)	(45,432)
Net income (loss) from continuing operations before income taxes	(61,671)	(1,147,654)	16,857		(1,192,468)
Provision for income taxes (benefit)	-	-
Net income (loss)	(61,671)	(1,147,654)	16,857		(1,192,468)
Preferred stock dividend	-	239,835	9,199	(2)	249,034
Net income (loss) available to common Shareholders	$(61,671)	$(1,387,489)	$7,658		$1,441,502

Net income (loss) per common share	$(0.02)	$(0.62)			$(0.11)
(basic and assuming dilution)

Weighted average shares outstanding	3,394,041	2,223,260			13,150,000
(Basic and diluted)

See accompanying notes to unaudited condensed combined pro forma financial statements

GEEKS ON CALL HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation .

The unaudited condensed combined pro forma Financial Statements have been prepared in order to present combined financial position and results of operations of the Registrant and Geeks as if the acquisition had occurred as of December 31, 2007 for the pro forma condensed combined balance sheet and to give effect to the acquisition of the Registrant, as if the transaction had taken place at September 30, 2006 for the condensed combined pro forma statement of operations for the year ended August 31, 2007 as the Company adopted the fiscal year of Geeks, the acquiring entity, upon the completion of the merger. The unaudited condensed combined pro forma statement of operations for the three month period ended November 30, 2007 is derived from the statement of operations of Geeks and the statement of operations of Geeks on Call Holdings, Inc., formerly known as Lightview, Inc. (“Lightview”) for the three month period ended December 31, 2007, giving effect to the merger as if it had occurred at September 1, 2007 as the Company adopted the fiscal year of Geeks, the acquiring entity, upon the completion of the merger.

The condensed statement of operations for Lightview for the three month period ended December 31, 2007 were derived from the consolidated statement of operations filed on February 1, 2008 in conjunction with the 10-KSB for the year ended December 31, 2007 less the nine month period ended September 30, 2007 as reported with the 10-QSB filed on November 6, 2007.

The following adjustments represent the pro forma adjustments giving effect to the merger as if it had occurred at December 31, 2007 with respect to the unaudited condensed combined pro forma balance sheet; for the year ended August 31, 2007 and three month interim period from September 1, 2007 to November 30, 2007 with respect to the unaudited condensed combined pro forma statements of operations.

(1) To adjust for additional shares pursuant with the Registrant’s Reincorporation.

(2) To record issuance of 1,562,222 shares of Geeks common stock in exchange for conversion of all of Preferred stock, Series B and Series C and 103,417 shares of Series D (Shares subject to mandatory redemption) as well as the accumulated, accrued and unpaid dividends. Additionally Geeks converted the remaining 19,784 shares of Preferred stock, series D to a note payable.

(3) To record cancellation of 5,995 shares of Geeks common stock previously issued for services rendered.

(4) To record the issuance of 8,000,000 shares of Registrant’s newly issued shares of common stock in exchange for all of the Geeks outstanding shares owned by the Geeks shareholders

(5) To eliminate Registrant’s accumulated deficit and record recapitalization of Registrant

(6) To eliminate Geeks capital structure

(7) To record the retirement and cancellation of 2,866,667 shares of the Registrant’s common stock held by majority shareholders concurrent with recapitalization, resulting in the number of shares held by Registrant’s shareholders post merger of 10,150,000.

(8) To record private placement of 3,000,000 of common stock for net proceeds of $2,441,400.